UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 14, 2011
BroadSoft, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34777 (Commission File Number)	52-2130962 (I.R.S. Employer Identification No.)
9737 Washingtonian Boulevard, Suite 350
Gaithersburg, Maryland 20878
(Address of principal executive offices)
(301) 977-9440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 14, 2011, BroadSoft, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman, Sachs & Co. and Jefferies & Company, Inc. as representatives of the several Initial Purchasers listed in Schedule I thereto (the “Initial Purchasers”), relating to the sale by the Company of $100.0 million aggregate principal amount of the Company’s 1.50% Convertible Senior Notes due 2018 (the “Notes”), in a private offering (the “Note Offering”) to “qualified institutional buyers” in the United States as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company has also granted the Initial Purchasers a 15-day option to purchase up to an additional $20.0 million aggregate principal amount of Notes to cover over-allotments. Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act. A copy of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein and the foregoing description of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
The Company intends to use the net proceeds of the offering for general corporate purposes, including potential acquisitions of complementary businesses, products or technologies.
The Notes will be senior unsecured obligations of the Company, with interest payable semi-annually in cash at a rate of 1.50% per annum, and will become convertible upon satisfaction of certain conditions. The Notes will be convertible into cash up to the principal amount of the Notes and, with respect to any excess conversion value, into shares of the Company’s common stock. The initial conversion rate is 23.8126 shares per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $41.99 per share), subject to adjustment on the occurrence of specified events. Subject to certain conditions, the Company may redeem for cash all or part of the Notes at any time on or after July 1, 2015 at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest. The Notes will mature on July 1, 2018, unless earlier repurchased, redeemed or converted.
Subject to certain exceptions, the Company has agreed not to sell or transfer any common stock of the Company for 90 days after June 14, 2011 without first obtaining the written consent of the representatives on behalf of the Initial Purchasers. Subject to certain exceptions, the Company’s directors and executive officers have also agreed not to sell or transfer any common stock of the Company for 45 days after June 14, 2011 without first obtaining the written consent of the representatives on behalf of the Initial Purchasers.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 above, which is incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities.
See Item 1.01 above, which is incorporated by reference herein.

Item 8.01 Other Events.
On June 15, 2011, the Company issued a press release announcing the pricing of the Note Offering. A copy of the press release, titled “BroadSoft, Inc. Prices $100 Million Convertible Senior Note Offering” is attached hereto as Exhibit 99.2 and incorporated by reference herein.
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful. Any offers of the securities would be made only by means of a confidential offering circular. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.
This Current Report on Form 8-K includes forward-looking statements regarding future events. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding the expected closing of the offering, the anticipated uses of the proceeds from the offering, any statements of expectation or belief, and any statements of assumptions underlying any of the foregoing. These statements are based on current expectations on the date of this report and involve a number of significant risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the satisfaction of the closing conditions of the offering and the risks of indentifying and completing acquisitions using the proceeds of the offering. The Company’s Securities and Exchange Commission filings identify many other risks and uncertainties. Any forward-looking statements that the Company makes in this report speak only as of the date of such statement, and the Company undertakes no obligation to update such statements.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Purchase Agreement dated June 14, 2011, by and among BroadSoft, Inc., Goldman, Sachs & Co. and Jefferies & Company, Inc.

99.2	Press release dated June 15, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.
Date: June 15, 2011	By:	/s/ Mary Ellen Seravalli
		Name:	Mary Ellen Seravalli
		Title:	Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
99.1	Purchase Agreement dated June 14, 2011, by and among BroadSoft, Inc., Goldman, Sachs & Co. and Jefferies & Company, Inc.

99.2	Press release dated June 15, 2011.